Capital City Bank Group, Inc.
Reports Third Quarter 2008 Results

TALLAHASSEE, Fla. (October 21, 2008) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income for the third quarter of 2008 totaling $4.8 million ($0.29 per diluted share) compared to $4.8 million ($0.28 per diluted share) in the second quarter of 2008 and $7.2 million ($0.41 per diluted share) for the third quarter of 2007.  Earnings for the third quarter of 2008 include a loan loss provision of $10.4 million ($.37 per diluted share) versus $5.4 million ($.20 per diluted share) in the second quarter of 2008 and $1.6 million ($.05 per diluted share) in the third quarter of 2007.  Earnings for the third quarter of 2008 also included a $6.25 million pre-tax gain ($0.22 per diluted share (after-tax)) from the sale of a major portion of the bank’s merchant services portfolio.

Earnings for the first nine months of 2008 totaled $16.9 million ($0.99 per diluted share) compared to $22.0 million ($1.22 per diluted share) for the same period in 2007.  Year-to-date 2008 earnings include a loan loss provision of $20.0 million ($0.72 per diluted share) versus $4.5 million ($.15 per diluted share) for the same period in 2007.  In addition to the third quarter gain from the sale of a portion of the bank’s merchant services portfolio, earnings for the first nine months of 2008 included a $2.4 million pre-tax gain from the redemption of Visa, Inc. shares related to its initial public offering and the reversal of $1.1 million (pre-tax) in Visa related litigation reserves.

“Net income did not meet our expectations for the third quarter as we provided a substantially larger provision for loan losses,” said William G. Smith, Jr., Chairman, CEO, and President.

“During the quarter, nonperforming assets increased by $19.9 million to $67.7 million, or 3.51% of total loans and other real estate.  We have committed the necessary resources to manage this portfolio and resolve the underlying credits.  Further, we recognize the urgency of the challenge before us and we are appropriately identifying our problems, determining values, and establishing reserves accordingly, as evidenced by the size of this quarter’s provision.”

“In this time of uncertainty and market turmoil, capital is king.  Fortunately, we have long focused on building a strong capital base to help protect the institution in times such as now.  Including the one-time gain of $.22 per share, net income covered our dividend and enabled us to again add to our already strong capital position, increasing our total risk based capital to over 15%.”

“Looking forward, we believe our overall financial strength will enable us to fully support our ongoing business development efforts as we manage through this challenging environment, and also capitalize on opportunities to expand our franchise both organically and potentially through acquisitions,” said Smith.

The Return on Average Assets was .76% and the Return on Average Equity was 6.34% for the third quarter of 2008.  These metrics were .73% and 6.43% for the second quarter of 2008 and 1.15% and 9.44% for the third quarter of 2007, respectively.

For the first nine months of 2008, the Return on Average Assets was .87% and the Return on Average Equity was 7.53% compared to 1.18% and 9.53%, respectively, for the same period in 2007.

Discussion of Financial Condition

Average earning assets were $2.208 billion for the third quarter, a decrease of $96.3 million, or 4.18% from the second quarter of 2008, and an increase of $16.4 million, or .75% from the fourth quarter of 2007.  The decrease from the linked quarter is primarily attributable to a $107.0 million decrease in short-term investments driven by the decline in client deposits (see discussion below), partially offset by a $6.2 million increase in average loans.  Compared to the fourth quarter of 2007, the increase primarily reflects an increase in average short-term investments ($3.2 million), investment securities ($3.2 million), and loans ($6.9 million).  Given our risk management practices, the relatively small loan growth in this current economic environment is not unexpected; however, management is encouraged by the stabilized trend realized in loan balances so far in 2008 which reflects our continued focus on the sales and service efforts of our bankers.

Nonperforming assets of $67.7 million increased from the linked second quarter by $19.9 million and from the fourth quarter of 2007 by $39.5 million.  For the same periods, nonaccrual loans totaling $61.5 million increased $19.8 million and $36.4 million, respectively.  The increase from the second quarter primarily reflects further migration to nonaccrual status of construction and residential real estate loans to builders and investors reflecting the current stress on that segment of our markets and consumers in general.  Restructured loans totaled $1.4 million at the end of the quarter.  Other real estate owned totaled $4.8 million at the end of the third quarter compared to $4.3 million at the end of the second quarter and $3.0 million at year-end 2007.  Other real estate owned properties are reviewed quarterly to assess market conditions and the reasonableness of the fair value for these assets, and adjustments to carrying values are made, as needed.  Nonperforming assets represented 3.51% of loans and other real estate at the end of the third quarter compared to 2.49% and 1.47% at the end of the prior quarter and year-end 2007, respectively.

Average total deposits were $2.031 billion for the third quarter, a decrease of $109.8 million, or 5.1%, from the second quarter and an increase of $13.9 million, or 0.7%, over the fourth quarter of 2007.   On a linked quarter basis, deposits declined primarily reflecting a lower level of public funds, which we believe is partially attributable to seasonality, and a reduction in certificates of deposit balances.  In managing our deposit base, we continue to focus on managing the overall mix of deposits rather than matching the rates of higher rate paying competitors.  Compared to the fourth quarter of 2007, a majority of the increase in deposits has come in the NOW account category which reflected strong growth in public funds deposits attributable to a migration of deposits from the Florida State Board of Administration’s Local Government Investment Pool, which began in the fourth quarter of 2007 and continued through the second quarter.  Partially offsetting the public funds growth were declines in noninterest bearing demand, money market accounts and certificates of deposit which resulted from management’s aforementioned strategy not to compete with higher rate paying competitors.

We had approximately $86.5 million in average net overnight funds sold for the third quarter of 2008 as compared to $195.5 million in the second quarter of 2008 and $84.1 million in the fourth quarter of 2007.  The reduction on a linked quarter basis reflects a decline in deposits, primarily public funds and certificates of deposit as noted above.

 Discussion of Operating Results

Tax equivalent net interest income for the third quarter of 2008 was $27.8 million compared to $28.1 million for the second quarter of 2008 and $28.5 million for the third quarter of 2007.  For the first nine months of 2008, tax equivalent net interest income totaled $83.0 million compared to $86.5 million for the comparable period in 2007.

The decrease in the net interest income on a linked quarter basis reflects higher foregone interest on nonaccrual loans and a decline in loan fees.  During this same period, the net interest margin expanded by 11 basis points to 5.01%, which is attributable to a lower cost of funds resulting from a favorable shift in the mix of deposits.  Management has responded aggressively to the federal funds rate reductions which began in September 2007, and believe we have successfully neutralized the overall impact.

The decline in net interest income for the three and nine months ended September 30, 2008, as compared to the same periods of 2007 was primarily the result of a higher level of foregone interest associated with the increased level of nonperforming assets, and an unfavorable shift in the mix of earning assets.  These factors, coupled with the influx of higher cost municipal deposits in 2008, led to compression in our net interest margin of 26 and 43 basis points, respectively.

Average negotiated deposits, which include public funds, grew from $290 million in the third quarter of 2007 to $490 million in the current quarter, but were down from $538 million in the second quarter of 2008.  We believe this change is partially attributable to local governments reaching the end of their fiscal year.  Although the growth in public funds has had a positive impact on net interest income, it has had an adverse impact on our margin percentage due to the relatively thin spreads.

The provision for loan losses for the current quarter was $10.4 million compared to $5.4 million in the second quarter of 2008 and $1.6 million for the third quarter of 2007.  The provision for the first nine months of 2008 totaled $20.0 million compared to $4.5 million for the same period in 2007.  The increase in the provision for the third quarter and for the first nine months of the year generally reflects declining economic conditions and the associated impact on consumers, housing, and real estate markets.  Compared to the prior quarter, the increase in the provision primarily reflects a higher level of reserves allocated to our residential real estate, construction, and consumer loan portfolios, all driven by a higher level of nonaccruals and past due loans within those portfolios as well as collateral valuation declines, which have increased the level of reserves held for impaired loans.  For the quarter, net charge-offs totaled $2.4 million, or ..50%, of average loans compared to $3.2 million, or .67%, in the second quarter of 2008 and $1.0 million, or .21%, in the third quarter of 2007.  The decline in net charge-offs for the current quarter primarily reflects a lower level of real estate loan charge-offs, which spiked during the prior quarter due to the write-down of larger problem loans that were working through the foreclosure process, but had permanent collateral shortfalls.  Management continues to perform a detailed review and valuation assessment of impaired loans on a quarterly basis and recognizes losses when permanent impairment is identified.  At quarter-end, the allowance for loan losses was 1.59% of outstanding loans (net of overdrafts) and provided coverage of 49% of nonperforming loans.

Noninterest income for the third quarter increased $4.5 million, or 28.6%, from the second quarter of 2008.  This change is attributable to a pre-tax gain of $6.25 million from the sale of a major portion of the bank’s merchant services portfolio on July 31, 2008.  The bank retained and will continue to service approximately forty percent of the merchant services portfolio.  This gain was partially offset by a reduction in merchant services fees of $1.5 million attributable to the portion of the merchant services portfolio sold, and lower mortgage banking revenues of $175,000.  Compared to the third quarter of 2007, noninterest income increased $5.8 million, or 40.1% due primarily to the same factors previously mentioned.  An increase in deposit fees of $724,000, or 11.3% also contributed to the improvement.  For the first nine months of 2008, noninterest income grew $10.3 million, or 23.6%, from the comparable period in 2007 due primarily to the aforementioned gain from the merchant services portfolio sale, a gain from the redemption of Visa, Inc. shares during the first quarter of 2008 ($2.4 million) and strong improvement in deposit fees ($2.1 million).

Noninterest expense for the third quarter decreased $840,000, or 2.7%, from the second quarter of 2008 primarily attributable to lower interchange fees ($1.4 million) related to the cost of processing and supporting the bank’s merchant services portfolio, a major portion of which was sold on July 31, 2008.  Higher expense for commission fees related to processing cost for our accounts receivable financing product and the write-down of several other real estate properties during the quarter partially offset the aforementioned decline.  Compared to the third quarter of 2007, the reduction in interchange fees associated with the partial sale of the merchant services portfolio were offset by a higher level of commission fees and other real estate owned write-downs.  For the first nine months of 2008, noninterest expense grew $92,000, or .10% from the comparable period in 2007 due to higher compensation and occupancy expense, and commission fees.  The increase in compensation expense is due to higher associate base salaries reflective of annual merit/market based raises and the opening of three new banking offices during 2007.  The increase in occupancy is due to higher depreciation expense also attributable to the aforementioned new banking offices and the implementation of a new telephone system in early 2008.  The reversal of a portion ($1.1 million) of our Visa litigation accrual and the reduction of interchange fees of approximately $596,000 partially offset the aforementioned increases in compensation, occupancy, and commission fees.  Management continues to work on expense reduction opportunities, improvement in cost controls, and enhancement of operating efficiencies as core strategic objectives.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.5 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services.  The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 69 banking offices, one mortgage lending office, and 80 ATMs in Florida, Georgia and Alabama.  Since 2005, the Company has been named as a Dividend Achiever by Mergent, Inc., a leading provider of information on publicly traded companies.  To be named a Dividend Achiever, a public company must have increased its regular cash dividends for at least 10 consecutive years.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the frequency and magnitude of foreclosure of the Company’s loans; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate for the Company’s loan loss provision; the Company’s ability to integrate acquisitions; the strength of the U.S. economy and the local economies where the Company conducts operations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

EARNINGS HIGHLIGHTS
	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	Sep 30, 2008	Sep 30, 2007
EARNINGS
Net Income	$4,838	$4,810	$7,171	$16,928	$22,019
Diluted Earnings Per Common Share	$0.29	$0.28	$0.41	$0.99	$1.22
PERFORMANCE
Return on Average Equity	6.34%	6.43%	9.44%	7.53%	9.53%
Return on Average Assets	0.76%	0.73%	1.15%	0.87%	1.18%
Net Interest Margin	5.01%	4.90%	5.27%	4.87%	5.30%
Noninterest Income as % of Operating Revenue	42.64%	36.39%	34.08%	39.84%	33.92%
Efficiency Ratio	59.27%	66.89%	66.27%	62.98%	66.18%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	13.54%	13.15%	13.74%	13.54%	13.74%
Total Capital Ratio	15.15%	14.35%	14.76%	15.15%	14.76%
Leverage Ratio	11.21%	10.54%	11.36%	11.21%	11.36%
Equity to Assets	12.17%	11.19%	12.26%	12.17%	12.26%
ASSET QUALITY
Allowance as % of Non-Performing Loans	48.55%	51.80%	145.49%	48.55%	145.49%
Allowance as a % of Loans	1.59%	1.18%	0.95%	1.59%	0.95%
Net Charge-Offs as % of Average Loans	0.50%	0.67%	0.21%	0.53%	0.25%
Nonperforming Assets as % of Loans and ORE	3.51%	2.49%	0.74%	3.51%	0.74%
STOCK PERFORMANCE
High	$34.50	$30.19	$36.40	$34.50	$36.40
Low	$19.20	$21.76	$27.69	$19.20	$27.69
Close	$31.35	$21.76	$31.20	$31.35	$31.20
Average Daily Trading Volume	45,717	36,196	40,247	37,902	35,017

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited

						Nine Months Ended
						September 30
(Dollars in thousands, except per share data)	2008 Third Quarter	2008 Second Quarter	2008 First Quarter	2007 Fourth Quarter	2007 Third Quarter	2008	2007

INTEREST INCOME
Interest and Fees on Loans	$32,435	$33,422	$35,255	$37,730	$38,692	$101,112	$116,837
Investment Securities	1,744	1,810	1,893	1,992	1,968	5,447	5,851
Funds Sold	475	1,028	1,575	1,064	639	3,078	1,849
Total Interest Income	34,654	36,260	38,723	40,786	41,299	109,637	124,537

INTEREST EXPENSE
Deposits	5,815	7,162	10,481	11,323	11,266	23,458	33,364
Short-Term Borrowings	230	296	521	639	734	1,047	2,232
Subordinated Notes Payable	936	931	931	936	936	2,798	2,794
Other Long-Term Borrowings	488	396	331	343	453	1,215	1,451
Total Interest Expense	7,469	8,785	12,264	13,241	13,389	28,518	39,841
Net Interest Income	27,185	27,475	26,459	27,545	27,910	81,119	84,696
Provision for Loan Losses	10,425	5,432	4,142	1,699	1,552	19,999	4,464
Net Interest Income after Provision for Loan Losses	16,760	22,043	22,317	25,846	26,358	61,120	80,232

NONINTEREST INCOME
Service Charges on Deposit Accounts	7,110	7,060	6,765	7,256	6,387	20,935	18,874
Data Processing Fees	873	812	813	853	775	2,498	2,280
Asset Management Fees	1,025	1,125	1,150	1,100	1,200	3,300	3,600
Retail Brokerage Fees	565	735	469	619	625	1,769	1,891
Gain on Sale of Investment Securities	27	30	65	7	-	122	7
Mortgage Banking Revenues	331	506	494	425	642	1,331	2,171
Merchant Fees	616	2,074	2,208	1,743	1,686	4,898	5,514
Interchange Fees	1,073	1,076	1,009	962	934	3,158	2,795
Gain on Sale of Merchant Services Portfolio	6,250	-	-	-	-	6,250	-
ATM/Debit Card Fees	742	758	744	705	685	2,244	1,987
Other	1,600	1,542	4,082	2,153	1,497	7,224	4,358
Total Noninterest Income	20,212	15,718	17,799	15,823	14,431	53,729	43,477

NONINTEREST EXPENSE
Salaries and Associate Benefits	15,417	15,318	15,604	14,472	15,096	46,339	45,807
Occupancy, Net	2,373	2,491	2,362	2,378	2,409	7,226	6,969
Furniture and Equipment	2,369	2,583	2,582	2,534	2,513	7,534	7,356
Intangible Amortization	1,459	1,459	1,459	1,458	1,459	4,377	4,376
Other	8,298	8,905	7,791	10,772	8,442	24,994	25,870
Total Noninterest Expense	29,916	30,756	29,798	31,614	29,919	90,470	90,378

OPERATING PROFIT	7,056	7,005	10,318	10,055	10,870	24,379	33,331
Provision for Income Taxes	2,218	2,195	3,038	2,391	3,699	7,451	11,312
NET INCOME	$4,838	$4,810	$7,280	$7,664	$7,171	$16,928	$22,019

PER SHARE DATA
Basic Earnings	$0.29	$0.28	$0.42	$0.44	$0.41	$0.99	$1.22
Diluted Earnings	$0.29	$0.28	$0.42	$0.44	$0.41	$0.99	$1.22
Cash Dividends	0.185	0.185	0.185	0.185	0.175	0.555	0.525
AVERAGE SHARES
Basic	17,124	17,146	17,170	17,444	17,709	17,147	18,066
Diluted	17,128	17,147	17,178	17,445	17,719	17,149	18,077

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

(Dollars in thousands, except per share data)	2008 Third Quarter	2008 Second Quarter	2008 First Quarter	2007 Fourth Quarter	2007 Third Quarter

ASSETS
Cash and Due From Banks	$71,062	$108,672	$97,525	$93,437	$91,378
Funds Sold and Interest Bearing Deposits	27,419	192,786	241,202	166,260	19,599
Total Cash and Cash Equivalents	98,481	301,458	338,727	259,697	110,977

Investment Securities, Available-for-Sale	193,978	185,971	186,944	190,719	184,609

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	189,676	196,075	202,238	208,864	205,628
Real Estate - Construction	148,160	150,907	152,060	142,248	145,343
Real Estate - Commercial	639,443	622,282	624,826	634,920	631,418
Real Estate - Residential	473,962	481,397	482,058	481,150	480,488
Real Estate - Home Equity	212,118	205,536	197,093	192,428	183,620
Consumer	252,743	244,071	238,663	243,415	246,137
Other Loans	7,378	9,436	10,506	7,222	8,739
Overdrafts	3,749	7,111	7,014	5,603	2,515
Total Loans, Net of Unearned Interest	1,927,229	1,916,815	1,914,458	1,915,850	1,903,888
Allowance for Loan Losses	(30,544)	(22,518)	(20,277)	(18,066)	(18,001)
Loans, Net	1,896,685	1,894,297	1,894,181	1,897,784	1,885,887

Premises and Equipment, Net	104,806	102,559	100,145	98,612	95,816
Intangible Assets	94,192	95,651	97,109	98,568	100,026
Other Assets	66,308	69,479	75,406	70,947	62,611
Total Other Assets	265,306	267,689	272,660	268,127	258,453

Total Assets	$2,454,450	$2,649,415	$2,692,512	$2,616,327	$2,439,926

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$382,878	$416,992	$432,904	$432,659	$419,242
NOW Accounts	698,509	814,380	800,128	744,093	530,619
Money Market Accounts	368,453	387,011	381,474	386,619	399,578
Regular Savings Accounts	116,858	118,307	116,018	111,600	115,955
Certificates of Deposit	396,086	426,236	462,081	467,373	472,019
Total Deposits	1,962,784	2,162,926	2,192,605	2,142,344	1,937,413

Short-Term Borrowings	47,069	51,783	61,781	53,131	63,817
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	53,074	36,857	29,843	26,731	29,725
Other Liabilities	29,841	38,382	47,723	38,559	47,031

Total Liabilities	2,155,655	2,352,835	2,394,839	2,323,652	2,140,873

SHAREOWNERS' EQUITY
Common Stock	171	171	172	172	176
Additional Paid-In Capital	36,681	36,382	38,042	38,243	50,789
Retained Earnings	267,853	266,171	264,538	260,325	255,876
Accumulated Other Comprehensive Loss, Net of Tax	(5,910)	(6,144)	(5,079)	(6,065)	(7,788)

Total Shareowners' Equity	298,795	296,580	297,673	292,675	299,053

Total Liabilities and Shareowners' Equity	$2,454,450	$2,649,415	$2,692,512	$2,616,327	$2,439,926

OTHER BALANCE SHEET DATA
Earning Assets	$2,148,626	$2,295,572	$2,342,604	$2,272,829	$2,108,096
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Deposit Base	8,345	9,756	11,167	12,578	13,988
Other	1,036	1,084	1,131	1,179	1,227
Interest Bearing Liabilities	1,742,936	1,897,461	1,914,212	1,852,434	1,674,600

Book Value Per Diluted Share	$17.45	$17.33	$17.33	$17.03	$16.95
Tangible Book Value Per Diluted Share	11.94	11.74	11.67	11.30	11.28

Actual Basic Shares Outstanding	17,125	17,111	17,175	17,183	17,628
Actual Diluted Shares Outstanding	17,129	17,112	17,183	17,184	17,639

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited
	2008	2008	2008	2007	2007
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$22,518	$20,277	$18,066	$18,001	$17,469
Provision for Loan Losses	10,425	5,432	4,142	1,699	1,552
Net Charge-Offs	2,399	3,191	1,931	1,634	1,020

Balance at End of Period	$30,544	$22,518	$20,277	$18,066	$18,001
As a % of Loans	1.59%	1.18%	1.06%	0.95%	0.95%
As a % of Nonperforming Loans	48.55%	51.80%	54.32%	71.92%	145.49%
As a % of Nonperforming Assets	45.10%	47.12%	49.34%	64.15%	128.05%

CHARGE-OFFS
Commercial, Financial and Agricultural	$275	$407	$636	$370	$279
Real Estate - Construction	77	158	572	58	-
Real Estate - Commercial	(35)	1,115	126	133	245
Real Estate - Residential	797	817	176	209	161
Consumer	1,797	1,232	1,170	1,302	854

Total Charge-Offs	$2,911	$3,729	$2,680	$2,072	$1,539

RECOVERIES
Commercial, Financial and Agricultural	$68	$55	$139	$47	$44
Real Estate - Construction	4	-	-	-	-
Real Estate - Commercial	1	13	1	2	2
Real Estate - Residential	6	24	3	5	2
Consumer	433	446	606	384	471

Total Recoveries	$512	$538	$749	$438	$519

NET CHARGE-OFFS	$2,399	$3,191	$1,931	$1,634	$1,020
Net Charge-Offs as a % of Average Loans(1)	0.50%	0.67%	0.41%	0.34%	0.21%

RISK ELEMENT ASSETS
Nonaccruing Loans	$61,509	$41,738	$35,352	$25,120	$12,373
Restructured Loans	1,403	1,733	1,980	-	-
Total Nonperforming Loans	62,912	43,471	37,332	25,120	12,373
Other Real Estate	4,813	4,322	3,768	3,043	1,685
Total Nonperforming Assets	$67,725	$47,793	$41,100	$28,163	$14,058
Past Due Loans 90 Days or More	$50	$896	$842	$416	$874
Nonperforming Loans as a % of Loans	3.26%	2.27%	1.95%	1.31%	0.65%
Nonperforming Assets as a % of
Loans and Other Real Estate	3.51%	2.49%	2.14%	1.47%	0.74%
Nonperforming Assets as a % of Capital(2)	20.56%	14.98%	12.93%	9.06%	4.43%

(1) Annualized
(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Third Quarter 2008			Second Quarter 2008			First Quarter 2008			Fourth Quarter 2007			Third Quarter 2007			September 2008 YTD			September 2007 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

ASSETS:
Loans, Net of Unearned Interest	$1,915,008	32,622	6.78%	$1,908,802	33,610	7.08%	$1,909,574	35,452	7.47%	$1,908,069	37,969	7.89%	$1,907,235	38,901	8.09%	$1,911,142	101,684	7.11%	$1,943,874	117,465	8.08%

Investment Securities
Taxable Investment Securities	93,723	940	3.99%	93,814	1,028	4.38%	94,786	1,108	4.67%	99,055	1,226	4.93%	102,618	1,224	4.75%	94,106	3,076	4.35%	105,453	3,723	4.70%
Tax-Exempt Investment Securities	98,966	1,234	4.99%	94,371	1,200	5.09%	90,790	1,207	5.32%	87,358	1,178	5.39%	85,446	1,142	5.35%	94,725	3,641	5.13%	84,003	3,269	5.19%

Total Investment Securities	192,689	2,174	4.50%	188,185	2,228	4.73%	185,576	2,315	4.99%	186,413	2,404	5.15%	188,064	2,366	5.02%	188,831	6,717	4.74%	189,456	6,992	4.92%

Funds Sold	99,973	475	1.86%	206,984	1,028	1.96%	206,313	1,574	3.02%	96,748	1,064	4.31%	49,438	639	5.06%	170,831	3,077	2.37%	47,602	1,849	5.12%

Total Earning Assets	2,207,670	$35,271	6.36%	2,303,971	$36,866	6.43%	2,301,463	$39,341	6.87%	2,191,230	$41,437	7.50%	2,144,737	$41,906	7.75%	2,270,804	$111,478	6.55%	2,180,932	$126,306	7.74%

Cash and Due From Banks	77,309			82,182			94,247			85,598			84,477			84,552			87,062
Allowance for Loan Losses	(22,851)			(20,558)			(18,227)			(18,127)			(17,664)			(20,554)			(17,336)
Other Assets	266,510			269,176			268,991			260,981			256,153			268,220			252,359

Total Assets	$2,528,638			$2,634,771			$2,646,474			$2,519,682			$2,467,703			$2,603,022			$2,503,017

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$727,754	$1,443	0.79%	$788,237	$1,935	0.99%	$773,891	$3,440	1.79%	$608,347	$2,980	1.94%	$525,795	$2,531	1.91%	$763,164	$6,818	1.19%	$539,777	$7,768	1.92%
Money Market Accounts	369,544	1,118	1.20%	376,996	1,210	1.29%	389,828	2,198	2.27%	404,406	3,217	3.16%	403,957	3,565	3.50%	378,756	4,526	1.60%	394,762	10,450	3.54%
Savings Accounts	117,970	30	0.10%	117,182	29	0.10%	113,163	34	0.12%	113,527	57	0.20%	117,451	70	0.24%	116,112	93	0.11%	121,781	222	0.24%
Time Deposits	410,101	3,224	3.13%	443,006	3,988	3.62%	467,280	4,809	4.14%	471,454	5,069	4.27%	471,868	5,100	4.29%	440,019	12,021	3.65%	475,831	14,924	4.19%
Total Interest Bearing Deposits	1,625,369	5,815	1.42%	1,725,421	7,162	1.67%	1,744,162	10,481	2.42%	1,597,734	11,323	2.81%	1,519,071	11,266	2.94%	1,698,051	23,458	1.85%	1,532,151	33,364	2.91%

Short-Term Borrowings	51,738	230	1.76%	55,830	296	2.13%	68,095	521	3.06%	64,842	639	3.89%	65,130	734	4.45%	58,530	1,047	2.38%	66,921	2,232	4.44%
Subordinated Notes Payable	62,887	936	5.83%	62,887	931	5.86%	62,887	931	5.96%	62,887	936	5.91%	62,887	936	5.91%	62,887	2,798	5.85%	62,887	2,794	5.94%
Other Long-Term Borrowings	43,237	488	4.48%	34,612	396	4.60%	27,644	331	4.82%	28,215	343	4.83%	38,269	453	4.70%	35,194	1,215	4.61%	41,212	1,451	4.71%

Total Interest Bearing Liabilities	1,783,231	$7,469	1.67%	1,878,750	$8,785	1.88%	1,902,788	$12,264	2.59%	1,753,678	$13,241	3.00%	1,685,357	$13,389	3.15%	1,854,662	$28,518	2.05%	1,703,171	$39,841	3.13%

Noninterest Bearing Deposits	405,314			415,125			404,712			419,002			435,089			408,372			449,436
Other Liabilities	36,498			40,006			42,170			47,660			45,721			39,547			41,341

Total Liabilities	2,225,043			2,333,881			2,349,670			2,220,340			2,166,167			2,302,581			2,193,948

SHAREOWNERS' EQUITY:	$303,595			$300,890			$296,804			$299,342			$301,536			$300,441			$309,069

Total Liabilities and Shareowners' Equity	$2,528,638			$2,634,771			$2,646,474			$2,519,682			$2,467,703			$2,603,022			$2,503,017

Interest Rate Spread		$27,802	4.69%		$28,081	4.55%		$27,077	4.28%		$28,196	4.50%		$28,517	4.60%		$82,960	4.50%		$86,465	4.61%

Interest Income and Rate Earned(1)		$35,271	6.36%		$36,866	6.43%		$39,341	6.87%		$41,437	7.50%		$41,906	7.75%		$111,478	6.55%		$126,306	7.74%
Interest Expense and Rate Paid(2)		7,469	1.35%		8,785	1.53%		12,264	2.14%		13,241	2.40%		13,389	2.48%		28,518	1.68%		39,841	2.44%

Net Interest Margin		$27,802	5.01%		$28,081	4.90%		$27,077	4.73%		$28,196	5.10%		$28,517	5.27%		$82,960	4.87%		$86,465	5.30%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.